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                                                                    Exhibit 4.4

                             [FORM OF FACE OF NOTE]

                                                           CUSIP: 429810 AC 8

                      HIGH VOLTAGE ENGINEERING CORPORATION

No. [ ]                                                                $[     ]

                          10 1/2% SENIOR NOTE DUE 2004


     HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation (the "Company"), for value received, promises to pay to [ ] or registered assigns the principal sum of $[ ] dollars on August 15, 2004.

     Interest Payment Dates: February 15 and August 15

     Record Dates:  February 1 and August 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                             HIGH VOLTAGE ENGINEERING
                                             CORPORATION


                                             By:
                                                -----------------------------
                                                Title:



                                             By:
                                                -----------------------------
                                                Title:



Dated:

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Certificate of Authentication

     This is one of the 10 1/2% Senior Notes due 2004 referred to in the within-mentioned Indenture.


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee


                                          By:
                                                -----------------------------
                                                 Authorized Signatory

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                            [FORM OF REVERSE OF NOTE]


                      High Voltage Engineering Corporation

                            10 1/2% SENIOR NOTE DUE 2004


     1. Interest. High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 1/2% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including Feburary 15, 1998 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 15 and August 15 commencing August 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10 1/2% per annum.

     2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

     4. Indenture. The Company issued the Notes under an Indenture dated as of August 8, 1997, as amended and supplemented by the First Supplemental Indenture, dated as of March 19, 1998 (as amended, the "Indenture") by and between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms


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used herein and not otherwise defined have the meanings set forth in the
Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $135.0 million.

     5. Optional Redemption. The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after August 15, 2001 upon not less than 30 nor more than 60 days, notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on August 15 of each year listed below:


         Year                                            Redemption Price

         2001.......................................           105.250%
         2002.......................................           102.625%
         2003 and thereafter........................           100.000%


     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to August 15, 2000 at a redemption price equal to 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Qualified Equity Offerings of the Company or Parent to the extent such proceeds were contributed to the Company as common equity; provided, that at least $100.8 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Qualified Equity Offering.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

     7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control, Asset Sale or a Qualified Subsidiary IPO, and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

     8. Collateral. As provided in the Indenture and subject to certain limitations set forth therein, the Company has secured a portion of its Obligations under the Indenture with a first priority Lien on the Collateral. Each Holder, by accepting a Note, agrees to be bound by the terms of the Pledge Agreement, as the same may be amended from time to time. The Liens created under the Pledge

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Agreement shall be released upon the terms and subject to the conditions set forth in the Indenture and the Pledge Agreement. Each Holder, by accepting a Note, agrees that a release of Collateral in accordance with the terms of the Pledge Agreement will not be deemed for any purpose to be an impairment of the security under the Indenture or the Pledge Agreement upon receipt of an Opinion of Counsel stating that such release is authorized and permitted under the Indenture and the Pledge Agreement.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

     10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     12. Amendment, Supplement, Waiver, Etc. Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into

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transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, enter into sale and leaseback transactions and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

     15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

     16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

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     17. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors, if any, under the Notes, the Indenture or the Guarantees, if any, or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

     19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     20. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

     21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  High Voltage Engineering Corporation
                  401 Edgewater Place, Suite 680
                  Wakefield, Massachusetts 01880

                  Attention:  President

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                                   ASSIGNMENT

     I or we assign and transfer this Note to:

     (Insert assignee's social security or tax I.D. number)

-----------------------------------------------------------------------------

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(Print or type name, address and zip code of assignee)

and irrevocably appoint:

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Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:_____________         Your Signature:_______________________

                           ______________________________________
                           Sign exactly as your name appears on
                           the other side of this Note)

Signature Guarantee:________________________________________________

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

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10, Section 4.19 or Section 4.22 of the Indenture, check the appropriate box:

[  ] Section 4.10.

[  ] Section 4.19.

[  ] Section 4.22

     If you want to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.19 or Section 4.22 of the Indenture, state the amount you elect to have purchased:

$____________________________
(multiple of $1,000)

Date:_____________________

Your Signature:_________________________________________
                 (Sign exactly as your name appears on the face of this Note)

__________________________
Signature Guaranteed

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